PROPERTY CO-TENANCY
                       OWNERSHIP AGREEMENT
               Tractor Supply-Maryville, Tennessee


THIS CO-TENANCY AGREEMENT,

Made and entered into as of the 21st day of November, 2001, by and between Albert I. Martin and Vivian J. Martin, husband and wife (hereinafter called "Martin"), and AEI Real Estate Fund XV Limited Partnership (hereinafter called "Fund XV"), (Martin, Fund XV (and any other Owner in Fee where the context so indicates) being hereinafter sometimes collectively called "Co-Tenants" and referred to in the neuter gender).
WITNESSETH:

WHEREAS, Fund XV presently owns an undivided 10.0523% interest in and to, and Martin presently owns an undivided 12.5594% interest in and to, and Munkberg Farms Inc., a Minnesota Corporation presently owns an undivided 15.3915% interest in and to, and Walter L. Schrock presently owns and undivided 10.1789% interest in and to, and Donald B. Wood and Sue D. Wood, Trustees of the Wood Family Trust dated 3/15/93, as amended 7/9/97 presently owns an undivided 17.4026% interest in and to, and The Sheila K. Nate Revocable Living Tust dated 11/29/96, Thomas L. Nate, Trustee and Sheila K. Nate, Trustee presently owns an undivided 12.5502% interest in and to, and Lucas Enterprises, LLC presently owns an undivided 12.7385% interest in and to, and Tall Pines Farm Limited Partnership presently owns and undivided 9.1266% interest in and to the land, situated in the City of Maryville, County of Blount, and State of Tennessee, (legally described upon Exhibit A attached hereto and hereby made a part hereof) and in and to the improvements located thereon (hereinafter called "Premises");

WHEREAS, The parties hereto wish to provide for the orderly operation and management of the Premises and Martin's interest by Fund XV; the continued leasing of space within the Premises; for the distribution of income from and the pro-rata sharing in expenses of the Premises.

NOW THEREFORE, in consideration of the purchase by Martin of an undivided interest in and to the Premises, for at least One Dollar ($1.00) and other good and valuable consideration by the parties hereto to one another in hand paid, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants and agreements herein contained, it is hereby agreed by and between the parties hereto, as follows:

1.    The  operation  and  management of the  Premises  shall  be delegated to Fund XV, or its designated agent, successors or assigns. Provided, however, if Fund XV shall sell all of its interest in the Premises, the duties and obligations of Fund XV respecting management of the Premises as set forth herein, including but not limited to paragraphs 2, 3, and 4 hereof, shall be exercised by the holder or holders of a majority undivided co-tenancy interest in the Premises. Except as hereinafter expressly provided to the contrary, each of the parties hereto agrees to be bound by the decisions of Fund XV with respect to all administrative, operational and management matters of the property comprising the Premises, including but not limited to the management of the net lease agreement for the Premises. Martin hereby designates Fund XV as its sole and exclusive agent


Co-Tenant Initial: /s/ AIM /s/ VJM
Co-Tenancy Agreement for Tractor Supply-Maryville, TN


to deal with, and Fund XV retains the sole right to deal with, any property agent or tenant and to negotiate and enter into, on terms and provisions satisfactory to Fund XV, to monitor, execute and enforce the terms of leases of space within the Premises, including but not limited to any amendments, consents to assignment, sublet, releases or modifications to leases or guarantees of lease or easements affecting the Premises, on behalf of Martin. As long as Fund XV owns an interest in the Premises, only Fund XV may obligate Martin with respect to any expense for the Premises.

As further set forth in paragraph 2 hereof, Fund XV agrees to require any lessee of the Premises to name Martin as an insured or additional insured in all insurance policies provided for, or contemplated by, any lease on the Premises. Fund XV shall use its best efforts to obtain endorsements adding Co-Tenants to said policies from lessee within 30 days of commencement of this agreement. In any event, Fund XV shall distribute any insurance proceeds it may receive, to the extent consistent with any lease on the Premises, to the Co-Tenants in proportion to their respective ownership of the Premises.

2. Income and expenses shall be allocated among the Co-Tenants in proportion to their respective share(s) of ownership. Shares of net income shall be pro-rated for any partial calendar years included within the term of this Agreement. Fund XV may offset against, pay to itself and deduct from any payment due to Martin under this Agreement, and may pay to itself the amount of Martin's share of any reasonable expenses of the Premises which are not paid by Martin to Fund XV or its assigns, within ten (10) days after demand by Fund XV. In the event there is insufficient operating income from which to deduct Martin's unpaid share of operating expenses, Fund XV may pursue any and all legal remedies for collection.

Operating Expenses shall include all normal operating expense, including but not limited to: maintenance, utilities, supplies, labor, management, advertising and promotional expenses, salaries and wages of rental and management personnel, leasing commissions to third parties, a monthly accrual to pay insurance premiums, real estate taxes, installments of special assessments and for structural repairs and replacements, management fees, legal fees and accounting fees, but excluding all operating expenses paid by tenant under terms of any lease agreement of the Premises.

Martin has no requirement to, but has, nonetheless elected to retain, and agrees to annually reimburse, Fund XV in the amount of $536 for the expenses, direct and indirect, incurred by Fund XV in providing Martin with quarterly accounting and distributions of Martin's share of net income and for tracking, reporting and assessing the calculation of Martin's share of operating expenses incurred from the Premises. This invoice amount shall be pro-rated for partial years and Martin authorizes Fund XV to deduct such amount from Martin's share of revenue from the Premises. Martin may terminate this agreement in this paragraph respecting accounting and distributions at any time and attempt to collect its share of rental income directly from the tenant; however, enforcement of all other provisions of the lease remains the sole right of Fund XV pursuant to Section 1 hereof. Fund XV may terminate its obligation under this paragraph upon 30 days notice to Martin prior to the end of each anniversary hereof, unless agreed in writing to the contrary.


Co-Tenant Initial: /s/ AIM /s/ VJM
Co-Tenancy Agreement for Tractor Supply-Maryville, TN



3. Full, accurate and complete books of account shall be kept in accordance with generally accepted accounting principles at Fund XV's principal office, and each Co-Tenant shall have access to such books and may inspect and copy any part thereof during normal business hours. Within ninety (90) days after the end of each calendar year during the term hereof, Fund XV shall prepare an accurate income statement for the ownership of the Premises for said calendar year and shall furnish copies of the same to all Co-Tenants. Quarterly, as its share, Martin shall be entitled to receive 12.5594% of all items of income and expense generated by the Premises. Upon receipt of said accounting, if the payments received by each Co-Tenant pursuant to this Paragraph 3 do not equal, in the aggregate, the amounts which each are entitled to receive proportional to its share of ownership with respect to said calendar year pursuant to Paragraph 2 hereof, an appropriate adjustment shall be made so that each Co-Tenant receives the amount to which it is entitled.

4. If Net Income from the Premises is less than $0.00 (i.e., the Premises operates at a loss), or if capital improvements, repairs, and/or replacements, for which adequate reserves do not exist, need to be made to the Premises, the Co-Tenants, upon receipt of a written request therefore from Fund XV, shall, within fifteen (15) business days after receipt of notice, make payment to Fund XV sufficient to pay said net operating losses and to provide necessary operating capital for the premises and to pay for said capital improvements, repairs and/or replacements, all in proportion to their undivided interests in and to the Premises.

5. Co-Tenants may, at any time, sell, finance, or otherwise create a lien upon their interest in the Premises but only upon their interest and not upon any part of the interest held, or owned, by any other Co-Tenant. All Co-Tenants reserve the right to escrow proceeds from a sale of their interests in the Premises to obtain tax deferral by the purchase of replacement property.

6. If any Co-Tenant shall be in default with respect to any of its obligations hereunder, and if said default is not corrected within thirty (30) days after receipt by said defaulting Co-Tenant of written notice of said default, or within a reasonable period if said default does not consist solely of a failure to pay money, the remaining Co-Tenant(s) may resort to any available remedy to cure said default at law, in equity, or by statute.

7. This Co-Tenancy agreement shall continue in full force and effect and shall bind and inure to the benefit of the Co-Tenant and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns until February 14, 2010 or upon the sale of the entire Premises in accordance with the terms hereof and proper disbursement of the proceeds thereof, whichever shall first occur. Unless specifically identified as a personal contract right or obligation herein, this agreement shall run with any interest in the Property and with the title thereto. Once any person, party or entity has ceased to have an interest in fee in any portion of the Entire Property, it shall not be bound by, subject to or benefit from the terms hereof; but its heirs, executors, administrators, personal representatives, successors or assigns, as the case may be, shall be substituted for it hereunder.

8. Any notice or election required or permitted to be given or served by any party hereto to, or upon any other, shall be given to all known Co-Tenants and deemed given or served in accordance with the provisions of this Agreement, if said notice or elections addressed as follows;



Co-Tenant Initial: /s/ AIM /s/ VJM
Co-Tenancy Agreement for Tractor Supply-Maryville, TN



If to Fund XV or Fund 85-A:

AEI Real Estate Fund XV Limited Partnership
AEI Real Estate Fund 85-A Limited Partnership
1300 Minnesota World Trade Center
30 E. Seventh Street
St. Paul, MN  55101


If to Martin:

Albert I. Martin and Vivian J. Martin,
husband and wife
12929 Reeder
Overland Park, KS 66213

If to Munkberg:

Munkberg Farms, Inc.
John Munkberg, President
3000 325th Ave. NE
Cambridge, MN 55008

If to Schrock:

Walter L. Schrock
6385 West 330 North
Shipshewana IN 46565

If to Wood:

Donald B. Wood and Sue D. Wood,
Trustees of the Wood Family Trust
dated 3/15/93, as amended 7/9/97
280 Canon Drive
Santa Barbara, CA 93105

If to Nate:

The Sheila K. Nate Revocable Living Trust
dated 11/29/96,
Thomas L. Nate, Trustee and
Sheila K. Nate, Trustee
520 Vistula Terrace West
Mishaka, IN  46544



Co-Tenant Initial: /s/ AIM /s/ VJM
Co-Tenancy Agreement for Tractor Supply-Maryville, TN



If to Lucas:

Lucas Enterprises, LLC
Phyllis Lucas, Manager
C/O James A. Nepple
Nepple Law Firm
2116 Sycamore Street
Muscatine, IA  52761-3808

If to Farm L.P.:

Tall Pines Farm Limited Partnership
Fred V. White, member
E. Louise White, member
Fred V. White, Jr., member
Pamela W. Proctor, member
7685 Indian Pond Court
Cincinnati, OH 45241


Each mailed notice or election shall be deemed to have been given to, or served upon, the party to which addressed on the date the same is deposited in the United States certified mail, return receipt requested, postage prepaid, or given to a nationally recognized courier service guaranteeing overnight delivery as properly addressed in the manner above provided. Any party hereto may change its address for the service of notice hereunder by delivering written notice of said change to the other parties hereunder, in the manner above specified, at least ten (10) days prior to the effective date of said change.

9. This Agreement shall not create any partnership or joint venture among or between the Co-Tenants or any of them, and the only relationship among and between the Co-Tenants hereunder shall be that of owners of the premises as tenants in common subject to the terms hereof.

10. The unenforceability or invalidity of any provision or provisions of this Agreement as to any person or circumstances shall not render that provision, nor any other provision hereof, unenforceable or invalid as to any other person or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

11. In the event any litigation arises between the parties hereto relating to this Agreement, or any of the provisions hereof, the party prevailing in such action shall be entitled to receive from the losing party, in addition to all other relief, remedies and damages to which it is otherwise entitled, all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with said litigation.


Co-Tenant Initial: /s/ AIM /s/ VJM
Co-Tenancy Agreement for Tractor Supply-Maryville, TN



IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be executed and delivered, as of the day and year first above written.




          Albert I. Martin and Vivian J. Martin, husband and wife


          By: /s/ Albert I Martin
                  Albert I. Martin


          Albert I. Martin and Vivian J. Martin, husband and wife

          By: /s/ Vivian J Martin
                  Vivian J. Martin



          WITNESS:

          /s/ James A Stanziola

              James A Stanziola
                (Print Name)







STATE OF KANSAN)
                       ) ss
COUNTY OF JOHNSON)

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 7th day of November, 2001, Albert I. Martin and Vivian J. Martin, husband and wife, who executed the foregoing instrument in said capacity.

                              /s/ Jackie Schneider
                                   Notary Public

[notary seal]




Co-Tenant Initial: /s/ AIM /s/ VJM
Co-Tenancy Agreement for Tractor Supply-Maryville, TN



Fund XV    AEI Real Estate Fund XV Limited Partnership

           By: AEI Fund Management 86-A, Inc., its corporate general
               partner

           By: /s/ Robert P Johnson
                   Robert P. Johnson, President





          WITNESS:

          /s/ Robert Babcock

              Robert Babcock
               (Print Name)




State of Minnesota )
                                   ) ss.
County of Ramsey  )

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 21st day of November, 2001, Robert P. Johnson, President of AEI Fund Management 86-A, Inc, corporate general partner of AEI Real Estate Fund XV Limited Partnership, who executed the foregoing instrument in said capacity and on behalf of the corporation in its capacity as corporate general partner, on behalf of said limited partnership.

                              /s/ Debra L Jochum
                                   Notary Public

[notary seal]



          (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)



Co-Tenant Initial: /s/ AIM /s/ VJM
Co-Tenancy Agreement for Tractor Supply-Maryville, TN


                           EXHIBIT "A"


SITUATED in District No. 19 of Blount County, Tennessee, and in the 4th Ward of the City of Maryville, and being all of Lot No. 26 of LANE BUSINESS PARK as shown by plat of said subdivision of record in Map File 1249B in the Register's Office for Blount County, Tennessee, to which reference is hereby made for a more particular description.